Exhibit 7.5

AMENDMENT NO. 4

TO DISTRIBUTION AGREEMENT

(Thrivent Mutual Funds)

Thrivent Distributors, LLC (“TDL”) and Thrivent Mutual Funds (“TMF”) hereby agree that, with respect to the Distribution Agreement dated January 1, 2016, as amended, between TDL and TMF (the “Agreement”), effective August 9, 2019, the Agreement is amended to reflect that Thrivent Partner Emerging Markets Equity Fund merged into Thrivent International Allocation Fund.

A revised Schedule I is attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ David S. Royal
David S. Royal
President and Chief Investment Officer

THRIVENT DISTRIBUTORS, LLC

By	/s/ Troy A. Beaver
Troy A Beaver
Chief Executive Officer

Schedule I

(Effective August 9, 2019)

THRIVENT MUTUAL FUNDS

Thrivent Aggressive Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Small Cap Stock Fund

Thrivent Mid Cap Stock Fund

Thrivent International Allocation Fund

Thrivent Large Cap Growth Fund

Thrivent Large Cap Value Fund

Thrivent Global Stock Fund

Thrivent Balanced Income Plus Fund

Thrivent High Yield Fund

Thrivent Diversified Income Plus Fund

Thrivent Municipal Bond Fund

Thrivent Income Fund

Thrivent Opportunity Income Plus Fund

Thrivent Government Bond Fund

Thrivent Limited Maturity Bond Fund

Thrivent Money Market Fund

Thrivent Low Volatility Equity Fund

Thrivent Multidimensional Income Fund

Thrivent High Income Municipal Bond Fund

Thrivent Small Cap Growth Fund